ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of July 22, 2011 (the “Grant Date”), by and between ECOTALITY, INC., a Nevada corporation (the “Company”), and Kevin Morrow who is an employee of the Company (the “Holder”).

WITNESSETH:

WHEREAS, the Company has adopted the Ecotality, Inc. 2007 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants and the employees, directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the grant to the Holder a Restricted Stock Award under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Holder hereby agree as follows:

1.           Definitions

Capitalized terms used in this Agreement, which are not defined otherwise in this Agreement, shall have the same meaning as set forth in the Plan.

2.           Restricted Stock Award

The Committee hereby grants to the Holder a Restricted Stock Award (the “Grant”) consisting of Sixty Six Thousand Six Hundred Sixty Six (66,666) shares of the Company’s Common Stock (the “Shares”) at no cost to the Holder.  Notwithstanding Section 6(d) of the Plan, the Committee has determined that the Shares will not be subject to forfeiture in the event of the termination of the Holder’s employment with the Company and its Subsidiaries; provided, however, that the Shares will be subject to forfeiture in the event that that the Holder (directly or as a result of his acceptance of employment with another person, firm or entity) competes with the Company or any of its Subsidiaries (the “Non-Competition Restriction”) prior to the 6 month anniversary of the Grant Date (the “Vesting Date”).

The non-transferability restriction applicable to the Shares under the Plan and the Non-Competition Restriction shall lapse on the Vesting Date.

3.           Regulation by the Committee

This Agreement and the Grant shall be subject to any administrative procedures and rules as the Committee shall adopt.  All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Holder.

4.           Rights as a Shareholder

a.
The Holder shall have rights as a shareholder with respect to Shares (including voting, dividend and liquidation rights) effective as of the Grant Date subject, however, to the Non-Competition Restriction and the transfer restrictions set forth in this Agreement and the Plan.

b.
Restricted Securities.  The Shares that are subject to this Grant have not been registered under the Securities Act of 1933 (the “1933 Act”) and are being issued to the Holder in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan.  The Holder hereby confirms that the Holder has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, the Holder hereby acknowledges that the Holder is prepared to hold the Shares for an indefinite period and that the Holder is aware that SEC Rule 144 issued under the 1933 Act that exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Shares from the registration requirements of the 1933 Act.

c.
Restrictions on Disposition of Purchased Shares.  Notwithstanding any Plan provision or Agreement provision to the contrary, the Holder shall make no disposition of the Shares, unless and until there is compliance with all of the following requirements:

(i)	The Holder shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(ii)	The Holder shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

(iii)
The Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Shares under the 1933 Act or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

(iv)	Such disposition does not violate the terms and conditions set forth in this Agreement.

The Company shall not be required (x) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (y) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

d.	Restrictive Legends. The stock certificates for the Shares that the Holder may purchase upon the exercise of this Option shall be endorsed with the following restrictive legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or, unless sold pursuant to Rule 144 under the Securities Act of 1933.”

“The shares represented by this certificate are subject to forfeiture in the event that, prior to January 22, 2012 (the “Lapse Date”), the initial holder hereof (i) transfers, or attempts to transfer, such shares, or (b) competes (directly or as a result of his acceptance of employment with another person, firm or entity) with the issuer or any of its subsidiaries.  Upon the request of the holder, this legend may be removed from this certificate at any time after the Lapse Date, but not prior thereto.”

5.           Change of Control

Notwithstanding the vesting requirements contained in Section 2 of this Agreement, upon a Change of Control, in the sole discretion of the Committee, the non-transferability restriction shall automatically terminate as of the date of such Change of Control.

6.           Drag-Along Obligation

The Holder agrees that the Shares shall be subject to, and the Holder shall be fully bound as a “Stockholder” by the terms of the Drag-Along provision set forth below.

In the event of an Approved Sale (as defined below) of the Company, the Stockholders will consent to and raise no objections (including seeking appraisal or similar rights) with respect to the Approved Sale and the process thereof and, if the Approved Sale is structured as a sale of capital stock and if the Selling Stockholders (as defined below) so request, the Stockholders will agree to sell all of their shares of Common Stock and rights to acquire Common Stock on the terms and conditions of the Approved Sale (including as to provisions regarding representations, warranties and indemnification).  The Stockholders will use their best efforts to cooperate in the Approved Sale (including voting in favor of the Approved Sale, if necessary) and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Company or the Selling Stockholders.

For purposes of this Section, “Approved Sale” means the sale of the Company and its subsidiaries, if any, in a single transaction or in a series of related transactions, to a third party (a) pursuant to which such third party proposes to acquire one hundred percent (100%) of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization or otherwise) or all or substantially all of the assets of the Company and its subsidiaries, (b) which has been approved by the board of directors of the Company and the holders of a majority of Common Stock (the “Selling Stockholders”) and (c) pursuant to which all holders of Common Stock receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

7.           Delivery of Share Certificates

Within a reasonable time after the Grant Date, the Company shall cause to be delivered to the Holder a certificate for the Shares; provided that the Company shall be entitled to require, as a condition for such delivery, an executed stock power, power of attorney or other instrument satisfactory to the Company to give effect to the forfeiture of such Shares in the event of a violation of the non-transferability restriction or the Non-Competition Restriction.

8.           Withholding

The Holder shall, not later than the Vesting Date, pay to the Company or make arrangements satisfactory to the Company for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event.  The Holder acknowledges and agrees that the Company or any Affiliate has the right to deduct from payments of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to the lapse of the restrictions on the Shares on the Vesting Date.

9.           Amendment

The Committee may amend this Agreement at any time and from time to time; provided, however, no amendment of this Agreement that would materially and adversely impair the Holder’s rights or entitlements with respect to the Shares shall be effective without the prior written consent of the Holder (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162(m)).

10.           Equitable Relief

The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

11.           Adjustments for Changes in Capital Structure

If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Holder in exchange for, or by virtue of his or her ownership of, the Shares.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

12.         Change and Modifications

This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Holder.

13.         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Nevada without regard to conflict of law principles.

14.         Saving Clause

If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

15.         Notices

All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Holder shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

16.         Benefit and Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

17.         Plan Terms

Except as specifically set forth herein, the terms of the Plan are incorporated herein by reference and made a part of this Agreement as if fully set out herein.

18.         Effective Date of Grant

The Award shall be effective as of the Grant Date first written above.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

19.         Holder Acknowledgment

By executing this Agreement, the Holder hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ECOTALITY, INC.

By:	/s/ Barry S. Baer

Barry S. Baer

Its:	Secretary

HOLDER

Kevin Morrow
Printed Name

/s/ Kevin Morrow
Signature

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

ACKNOWLEDGMENTS:

In connection with my acceptance of a Restricted Stock Award under the Plan:

1.
I understand that all sales of Shares are subject to compliance with the Company’s policy on securities trades and the restrictions on resale provisions of the Restricted Stock Award Agreement and the Plan.  I also understand that the Shares and any proceeds from the sale of Shares may be subject to forfeiture pursuant to the terms of the Agreement and the Plan.

2.	I hereby acknowledge that I received and read a copy of the 2007 ECOTALITY, INC. STOCK INCENTIVE PLAN and that I understand the tax consequences of my Award.

3.
I understand that I must recognize ordinary income equal to the fair market value of the Shares on the Vesting Date.  I further understand that (a) I will have taxable income under applicable federal, state and local law with respect to the Shares as determined by their value on the Vesting Date; (b) I, and not the Company, will be responsible for the payment of any such federal, state and local taxes; and (c) the Company will report such income to the applicable tax authorities as additional compensation income.

4.
I acknowledge that the Shares remain subject to the risks of forfeiture described in the Agreement.  I acknowledge that I am acquiring the Shares subject to all other terms of the Agreement and the Plan.

By:	/s/ Kevin Morrow

Kevin Morrow
Printed Name

Date